UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2014

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 29, 2014, the board of directors of Hawker Energy, Inc. (the “Company”, “we”, “us” or “our”) approved a discretionary bonus to Darren Katic, the Company’s President, Chief Executive Officer and Chief Financial Officer, in the amount of $120,000 (the “Discretionary Bonus”). The Discretionary Bonus is in consideration and recognition of the service contributions made to the Company by Mr. Katic. It will be recorded and accrue on the books of the Company as of August 31, 2014, but shall be paid only at such time in the future as the finances of the Company permit, as determined by the Chief Financial Officer of the Company.

ITEM 8.01 OTHER EVENTS

On September 29, 2014, we issued a press release announcing our (i) previously disclosed name change from “Sara Creek Gold Corp.” to “Hawker Energy, Inc.,” (ii) new quotation symbol of “HWKR” on OTCQB, and (iii) new CUSIP number, 42012W107.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number	Description
99.1	Press Release dated September 29, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	October 2, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer

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